                                                                   EXHIBIT 10.24

                             MANAGEMENT AGREEMENT
                             --------------------


     THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of December 14, 1995 (the "Effective Date") by and among TBC Management, Ltd., a Texas limited partnership (the "Management Company"), on the one hand, and Travis Boats & Motors, Inc., a Texas corporation ("Travis Austin"), and its wholly-owned subsidiaries listed on the signature page to this Agreement (the "Subsidiaries") (collectively, Travis Austin and the Companies are referred to herein as the "Companies" or individually as a "Company").

                                   Recitals:
                                   --------

     WHEREAS, Travis Austin and the Subsidiaries own and operate retail boating centers in various locations throughout Texas, Louisiana and Arkansas; and

     WHEREAS, the Companies desire to engage the Management Company to provide management services to the Companies on the terms and conditions set forth herein.

                                  Agreements:
                                  ----------
     Now, therefore, for the consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     Section 1.  Engagement.  The Companies hereby engage the Management Company
                 ----------
to perform the services described below (the "Services") for the Companies, and the Management Company hereby accepts such engagement, subject to and upon the terms and conditions set forth herein. The Management Company shall:

     a. provide to each Company a trained and qualified manager to manage the day-to-day operations of each store operated by each Company.

     b. provide to each Company an individual to serve as Chief Executive Officer and President. Such individual shall be the same person for each Company and shall oversee and manage the operations of each Company on an individual basis and the Companies as a whole.

     c. provide to each Company an individual to serve as Chief Financial Officer. Such individual shall be the same person for each Company and shall oversee and manage the operations of each Company on an individual basis and the Companies as a whole.

     d. provide all accounting functions for the Companies, including financial accounting, various federal, state and local tax compliance and other necessary services.

     e. provide marketing research and design and implement advertising and promotional activities for the Companies.

     f. research the marketability of various product lines, negotiate group purchasing and discounts for the Companies with manufacturers and purchase products for the Companies.

     g.   negotiate with lenders to provide financing for the Companies.

     h. investigate and analyze potential acquisition targets, perform site selection for new stores and perform related services in connection with the acquisition strategy of the Companies.

     i. hire employees for the Companies and perform all human resources and personnel related duties.

     j. perform such other services as are reasonable and necessary to carry out and perform the terms of this Agreement.

     Section 2.  Management Standards.  The Management Company shall use
                 --------------------
reasonable commercial efforts in connection with the performance of the Services for the Companies and the supervision of any persons or entities employed in connection therewith. In performing its obligations hereunder, the Management Company shall be held to that standard of care as would be exercised by an ordinarily prudent corporation performing the Services, acting on its own behalf and under similar circumstances.

     Section 3.  Term.  The term of this Agreement shall commence upon the date
                 ----
hereof, and shall continue in effect until terminated by the parties, unless terminated earlier as provided in Section 9 hereof.

     Section 4.  Authority of the Management Company.  The Management Company
                 -----------------------------------
shall provide the Services for the account and on behalf of the Companies, and shall have the power and authority with respect to the Services during the term of this Agreement as the Management Company, in its discretion, deems reasonably necessary or appropriate in order to effectively perform the Services. All major purchases, financing arrangements, change in product lines, marketing strategies, acquisitions, and similar events shall be approved in advance by the boards of directors of each of the Companies.

     Section 5.  Systems Operating Accounts.  The Management Company shall
                 --------------------------
establish and maintain with one or more banks reasonably acceptable to the Companies one or more checking accounts ("Operating Accounts"), for the deposit of all funds collected by the Companies. The Management Company shall have the right and authority to make deposits to and withdrawals from the Operating Accounts and to make payment therefrom for the discharge of the Management Company's responsibilities and duties under this Agreement and to make payment to the Management Company of its fees earned under this Agreement. The Management Company may disburse or have disbursed from the Operating Accounts the regular recurring operating expenses of the Companies, as well as extraordinary expenses, including by way of illustration and not in limitation
(i) salaries, withholding taxes, expenses and taxes relating to employees of the Companies, (ii) expenses (including fees charged by professionals) incurred in connection with the performance of the Services, and (iii) costs of all materials, equipment,

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supplies and services necessary for proper performance of the Services.

     Section 6.  Management Fee.  In consideration of the Services to be
                 --------------
provided to the Companies by the Management Company pursuant to this Agreement, each Company shall pay to the Management Company a management fee (the "Management Fee") as set forth below within 30 days after the end of each month during the term of this Agreement:

     Name of Company                             1995 Monthly Management Fee
     ---------------                             ---------------------------

     Travis Austin                                        $180,000

     Falcon Marine, Inc.                                  $ 30,000

     Falcon Marine Abilene, Inc.                          $ 30,000

     TBC Arkansas, Inc.                                   $ 90,000

     Travis Boats & Motors
     Baton Rouge, Inc.                                    $ 30,000

     Travis Boating Center
     Arlington, Inc.                                      $ 30,000

     Travis Boating Center
     Beaumont, Inc.                                       $ 60,000

     Travis Boating Center
     Louisiana, Inc.                                      $ 30,000

     Travis Snowden Marine, Inc.                          $ 60,000

     The Management Company and the Companies may renegotiate, on a monthly basis, the Management Fee. Any changes in the Management must be agreed to in writing by the Management Company and the Company affected by the change.

     Section 7.  Indemnification by the Management Company.  The Management
                 -----------------------------------------
Company shall indemnify the Companies and its successors, assigns and agents from any and all claims, threatened claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) incurred by reason of the performance of the Management Company's duties hereunder, to the extent that such claims, threatened claims, damages, liabilities, costs and expenses are due to the fraud, gross negligence, willful misconduct of, or violation of this Agreement by, the Management Company, provided that such indemnification shall extend only to actual or threatened claims, damages, liabilities, costs and expenses.

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

     Section 8.  Indemnification by the Companies.  The Companies shall
                 --------------------------------
indemnify the Management Company, its officers, directors, employees and control persons (individually, an "Indemnified Person") and hold them harmless from any and all claims, threatened claims, damages, liabilities, costs and expenses (including reasonable attorneys', accountants' and other experts' fees and court costs) which they may incur by reason of the performance of the Management Company's duties hereunder if the Indemnified Person acted in good faith and in a manner it reasonably believed to be in the best interests of the Companies, and with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, except where such claims, threatened claims, damages, liabilities, costs and expenses are due to the fraud, gross negligence or willful misconduct of such Indemnified Person.

     Section 9.  Termination.  This Management Agreement may be terminated by
                 -----------
the Management Company with 30 days prior written notice to each of the Companies. Each Company shall have the right to terminate this Agreement with respect to that Company with 30 days prior written notice to the Management Company.

     Section 10.  Miscellaneous Provisions.
                  ------------------------

     (a) Assignment.  This Agreement may be assigned by any of the parties
         ----------
hereto.

     (b) Successors Bound.  This Agreement shall be binding upon and inure to
         ----------------
the benefit of the parties hereto and their respective successors and assigns.

     (c) Section Headings.  The section headings in this Agreement are for
         ----------------
reference purposes only and shall not affect the interpretation of this Agreement.

     (d) Entire Agreement.  This Agreement sets forth the entire understanding
         ----------------
of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.

     (e) Counterparts.  This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed an original, but all of which shall constitute the same instrument.

     (f) Governing Law.  This Agreement shall be construed in accordance with
         -------------
and governed by the internal laws, and not the law of conflicts, of the State of Texas.

     (g) Severability.  If any provision of this Agreement or the application
         ------------
thereof to any person, entity or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent consistent with the intent of the parties hereto and permitted by law. Furthermore, in lieu of such an illegal, invalid or unenforceable provision, there shall be added automatically as part of

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

this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

     (h) Notices.  Any and all notices required under this Agreement may be
         --------
delivered personally or by nationally recognized overnight courier service or sent by mail or by telex or facsimile transmission, at the respective addresses and transmission numbers set forth below and shall be effective when received. The parties may change their respective addresses and transmission numbers by written notice to the other parties, sent as provided herein. All communications must be in writing and addressed as follows:

     If to the Management Company:

          TBC Management, Ltd.
          13045 Research Blvd.
          Austin, Texas 78750
          Attention: Mark T. Walton

     If to the Companies, to Travis Austin as representative of all of the
Companies:

          Travis Boats & Motors, inc.
          13045 Research Blvd.
          Austin, Texas 78750
          Attention: Mark T. Walton


     (i) Amendments; Waivers.  This Agreement cannot be changed or terminated
         -------------------
orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

     EXECUTED, to be effective as of the Effective Date.

                              "MANAGEMENT COMPANY":

                              TBC Management, Ltd.


                                    Travis Boats & Motors, Inc.,
                                    its General Partner


                                    By:_________________________________
                                    Name: Mark T. Walton
                                    Its:  President



                              "TRAVIS AUSTIN"

                              Travis Boats & Motors, Inc.


                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President

                              "SUBSIDIARIES"

                              Falcon Marine, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President

                              Falcon Marine Abilene, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President




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

                              TBC Arkansas, Inc.


                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President


                              Travis Boats & Motors Baton Rouge, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President


                              Travis Boating Center
                              Arlington, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President


                              Travis Boating Center
                              Beaumont, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President


                              Travis Boating Center
                              Louisiana, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President


                              Travis Snowden Marine, Inc.

                              By:______________________________________
                              Name: Mark T. Walton
                              Its:  President

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